EXHIBIT 10.2



                         EMPLOYMENT AGREEMENT


        AGREEMENT executed on the 1st day of February, 1995, between INTELLIFILE, Inc., a Nevada corporation (the "Company") and Charles Kight (the "Executive").

        WHEREAS, the Executive has entered into a Consulting Agreement (the "Consulting Agreement") dated as of January 3, 1995 by and between the Executive and Lomas Financial Corporation (the
   "Parent"), a Delaware corporation and an affiliate of the Company;

        WHEREAS, the Executive and the Parent desire to terminate the Consulting Agreement as of the effective date of this Agreement;

        WHEREAS, the Company desires to employ the Executive in an executive capacity and to compensate him therefor;

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

        1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein for the period commencing on February 1, 1995 and expiring on the later of July 31, 1995 and sixty (60) days after delivery of written Notice of Termination (as defined in Subsection 7(e)) by the Company or the Executive (unless sooner terminated as hereinafter set forth). The term of this Agreement may be referred to herein as the "Period of Employment."

        2. Position and Duties. The Executive, during the Period of Employment, shall serve as President of the Company and Senior Vice President and Chief Information Officer of Lomas Mortgage USA, Inc., an affiliate of the Company. The Executive shall have responsibility for such participation in the general operations of the Company as may from time to time be prescribed by the Chairman & Chief Executive Officer of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Chairman & Chief Executive Officer or the Board of Directors of the Company (the "Board"), provided that such duties are consistent with the Executive's position. During the Period of Employment, the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

        3. Place of Performance. In connection with his employment by the Company during the Period of Employment, the Executive shall be based at the Company's principal executive offices.

        4.   Compensation and Related Matters.

             (a) Base Salary. The Executive shall receive a base salary ("Base Salary") at the annual rate of One Hundred Forty-Five Thousand Dollars ($145,000) during the Period of Employment. Base Salary shall be payable in substantially equal biweekly installments, shall in no way limit or reduce the obligations of the Company hereunder, and, once established at a specified rate, shall not be reduced thereafter during the Period of Employment.

             (b)  Incentive Compensation.

                  (i) If, during the Period of Employment (1) the
             Parent or an affiliate enters into a definitive agreement to effect a Transaction (as hereinafter defined) or (2)
             (A) the Parent or an affiliate enters into an agreement in principle to effect a Transaction and (B) such agreement in principle results, within the sixty (60) day period following the Period of Employment, in a definitive agreement to effect a Transaction, the Company agrees to pay the Executive incentive compensation as follows:

        Aggregate Consideration       Incentive Compensation
        -----------------------       ----------------------

        $0 - $2,299,999               0%
        2,300,000 - 2,300,001         2.5% of Aggregate Consideration
        2,300,001 - 4,000,000         2.5% of Aggregate Consideration
                                      plus 0.5% of  Aggregate
                                      Consideration greater than
                                      $2,300,001
        4,000,001 and above           3.5% of Aggregate Consideration

             In the context of this paragraph, (a) a "Transaction" shall mean a disposition of all or a majority of the stock or assets of the Company, whether in the form of a sale, spin-off, joint venture or other similar arrangement, in one or a series of transactions and (b) "Aggregate Consideration" shall mean (I) the total amount of cash and the fair market value of all other property paid or payable by a prospective buyer of the Company plus (II) the amount of liabilities of the Company assumed by any such buyer minus (III) the costs associated with any contract for the provision of goods or services by such buyer to the Parent or its affiliates to the extent such costs exceed the fair market value of such goods or services. Liabilities will include any leases assumed by such buyer and any severance pay liability avoided by a Transaction.

                  To the extent that a portion of the Aggregate
             Consideration is paid on a deferred basis, the Executive shall be entitled to receive that portion of his incentive compensation when the Parent (or its affiliates) receives that portion of the Aggregate
             Consideration.


                  (ii) In addition to Base Salary, the Executive shall
             be entitled to receive such incentive compensation (not to exceed $36,250) as shall be determined by the Chairman & Chief Executive Officer of the Company with respect to improvements made by the Executive to the Company's financial results during the Period of Employment considering such factors as improvement in the Company's operating results, the addition of new contracts for services to be provided by the Company and the overall condition of and prospects for the Company's business.

             (c) Expenses and Use of Company Car. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company from time to time for its senior executive officers) during the Period of Employment, in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy. Subject to the Company's right to eliminate the use of Company cars by its senior executive officers, the Company will provide (in accordance with the policies and procedures established by the Company from time to time for its senior executive officers) the Executive the use of a station wagon currently owned by the Company. The Company shall pay the costs of owning and operating such car, including the costs of required insurance, with the exception of fuel costs which shall be borne by the Executive.

             (d) Housing and Travel Allowance. During the Period of Employment, the Company will pay to or on behalf of the Executive (i) up to $2,050 per month as a temporary housing allowance and (ii) up to $1,000 per month as a personal travel allowance, provided that the Executive properly accounts therefor by providing the Company with appropriate invoices or receipts.

             (e) Employee Benefit Plans or Arrangements. Except as set forth in Subsection 8 (d)(ii), the Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Nothing paid to the Executive under any such employee benefit plan or arrangement shall be deemed to be in lieu of compensation payable to the Executive pursuant to Subsections 4(a) or 4(b).

             (f) Vacations. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers and shall also be entitled to all paid holidays given by the Company to its senior executive officers.

             (g) Perquisites. The Executive shall be entitled to receive the perquisites and fringe benefits appertaining to the office of President of the Company (in accordance with the policies and procedures established by the Company from time to time for its senior executive officers).


        5. Offices. The Executive agrees to serve without additional compensation as a director of any of the Parent's subsidiaries or affiliates and in one or more executive offices of any of the Parent's subsidiaries or affiliates, in each case if elected or appointed thereto. The Executive shall be indemnified for serving in any and all such capacities under Section 2 or under this Section 5 on a basis no less favorable than is currently provided by the Parent's Certificate of Incorporation.

        6.   Unauthorized Disclosure.

             (a) During the Period of Employment hereunder, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be required by law or regulation, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, systems, customers or organization, the disclosure of which he knows will be materially damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. For the period ending two (2) years following the termination of employment hereunder, the Executive shall not disclose any confidential information of the type described above.

             (b) The foregoing provisions of this Section 6 shall be binding upon the Executive's heirs, successors and legal representatives.

        7. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

             (a) Death. The Executive's employment hereunder shall terminate upon his death.

             (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for ninety (90) consecutive calendar days, and within thirty (30) days after written Notice of Termination (as defined in Subsection 7(e)) is given (which may occur no earlier than thirty (30) days before, but at any time after, the end of such ninety (90) day period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

             (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties, or (B) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or (C) the willful violation by the Executive of the provisions of Section 6 hereof, provided that such violation results in material injury to the Company. For purposes of this Subsection 7(c), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

             (d) Termination by the Executive. The Executive may, during the Period of Employment, upon giving Notice of Termination, terminate his employment hereunder for Good
        Reason.

             For purposes of this Agreement, "Good Reason" shall mean
        (A) any assignment to the Executive of any duties other than those contemplated by Section 2 and Section 5 hereof, or any limitation of the powers of the Executive in any respect not contemplated by Section 2 hereof, (B) a reduction in the Executive's Base Salary as in effect at the time in question, or any other failure by the Company to comply with Section 4 hereof, (C) failure by the Company to comply with Section 3 hereof (relating to place of employment), or (D) failure of the Company to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in
        Section 9 hereof.

             (e) Notice of Termination. Any termination, during the Period of Employment, of the Executive's employment by the Company or any such termination by the Executive (other than termination pursuant to Subsection 7(a) above on account of death) shall be communicated by written Notice of Termination
        to the other party hereto.   For purposes of this Agreement,
        a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

             (f) Date of Termination. "Date of Termination" shall, during the Period of Employment, mean (i) if the Executive's employment is terminated by his death, the date of his death,
        (ii) if the Executive's employment is terminated on account of disability pursuant to Subsection 7(b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not, during such thirty (30) day period, have returned to the performance of his duties on a full-time basis), (iii) if the Executive's employment is terminated (by the Company for Cause) pursuant to Subsection 7(c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

   8.   Compensation Upon Termination or During Disability.

             (a) If the Executive's employment shall be terminated by reason of his death, the Company shall, within ninety (90) days of death, pay a lump sum death benefit to such person as he shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate. The amount of such death benefit shall be equal to his full Base Salary to the date of his death which shall at the date of death be unpaid. In addition to the foregoing, any payments to which the Executive's spouse, beneficiaries or estate may be entitled pursuant to any employee benefit plan or other arrangement shall also be paid pursuant to the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

             (b) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary until the Executive's employment is terminated due to disability pursuant to Subsection 7(b) hereof. Subsection 8(a) above shall apply to any termination due to death which occurs prior to the final determination of the Date of Termination. For periods of time after termination pursuant to Subsection 7(b) and continuing until the end of the Period of Employment, the Executive shall be paid sixty percent (60%) of his Base Salary, at the rate in effect at the time Notice of Termination is given less any disability payments otherwise payable by or pursuant to any employee benefit plan or other arrangement provided by the Company and actually paid to the Executive.

             (c) If the Executive's employment shall be terminated by the Company for Cause, the Company shall, through the Date of Termination, continue to pay the Executive his full Base Salary at the rate in effect at the time Notice of Termination is given, and thereafter the Company shall have no further obligations to the Executive under this Agreement; provided, any such termination shall not adversely affect or alter the Executive's rights under any employee benefit plan or other arrangement of the Company in which the Executive, at the Date of Termination, has a vested interest.

             (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Subsection 7(b) or 7(c) hereof (it being understood that a purported termination pursuant to Subsection 7(b) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (B) the Executive shall terminate his employment for Good Reason, then

                  (i)  the Company shall, through the Date of
             Termination, pay the Executive his full Base Salary at the rate in effect at the time Notice of Termination is given together with all other accrued amounts which are payable by the Company to Executive pursuant to any annual employee benefit programs in which the Executive participates as of the Date of Termination;

                  (ii) in lieu of (1) any further payments of salary
             to the Executive for periods subsequent to the Date of Termination and (2) any payment to the Executive under the Lomas Financial Group Severance Plan the Company shall, on the fifth day following the Date of Termination, pay as severance pay to the Executive, a lump sum amount equal to the amount of the Executive's Base Salary which would have accrued pursuant to Subsection 4(a) hereof for a period (the "Determination Period") commencing on the Date of Termination and ending on the last day of the Period of Employment; and

                  (iii) the Company shall pay all other damages
             (without duplication of the amounts expressly made payable as provided in this Agreement) to which the Executive may be entitled as a result of the Company's termination of his employment under this Agreement.

             (e) If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that a payment (or portion thereof) is made pursuant to Subsection (d) of this Section 8 which would result in any payment to or for the benefit of the Executive by the Company pursuant to this Agreement being an excess parachute payment (as defined in Section 280G of the Internal Revenue Code), then the Company shall pay to the Executive an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits otherwise receivable by the Executive (taking into account any tax liability associated with such additional amount) to be equal to the aggregate after-tax cash compensation and benefits he would have received as if Sections 280G and 4999 of the Internal Revenue Code had not been enacted.

             (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 8 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

   9.   Successors; Binding Agreement.

             (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination, the provisions of Subsection 7(f)(iv) to the contrary notwithstanding. In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        10. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:

             Charles Kight
             4329 Aztec Way
             Okemos, Michigan 48866

        If to the Company:

             INTELLIFILE, Inc.
             8600 Harry Hines
             Dallas, Texas 75235
             Attn:  Chairman & Chief Executive Officer

   or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

        12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 6 hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as the date and year first written above.

   COMPANY:                           EXECUTIVE:


   INTELLIFILE, INC.                  /s/ CHARLES KIGHT
                                      -----------------------------------
                                      Charles Kight

   By: /s/ ERIC BOOTH                 ATTEST:
   ------------------------------
      Eric Booth, Chairman &
       Chief Executive Officer
                                      By: /s/ JAMES B. ALLEMAN
                                          -------------------------------